Exhibit 10.1

Amendment No. 2
to the
Split-Dollar Agreement

The Split-Dollar Agreement, effective November 10, 2008 (the “Agreement”), is hereby amended as follows:

1.	Section 1 is hereby amended and restated as follows:

“1.                  Insurance Policy

“The Bank shall purchase the Policy from the Insurer and shall be the sole and absolute owner of the Policy.  The sole purpose of this Agreement is to provide a death benefit payable on the death of the Employee during the term of this Agreement.  The parties agree that the Policy shall be subject to the terms of this Agreement and of the endorsement to the Policy filed with the Insurer to implement the provisions of this Agreement.  The Bank may exercise all ownership rights granted to the owner of the Policy by the terms thereof, except as otherwise provided in this Agreement.  The Bank shall be the direct beneficiary of the total death proceeds, less (a) $4,000,000 should the Employee die before his sixtieth (60th) birthday, (b) $2,500,000 should the Employee die on or after his sixtieth (60th) birthday or (c) $750,000 if the Employee is a member of the Board of the Bank but no longer an employee of the Bank at the time of his death (the “Bank’s Interest in the Policy”).  The Bank will keep possession of the Policy.  The Bank agrees to make the Policy available at reasonable times to the Trustee or the Insurer for the purpose of endorsing or filing any change of beneficiary on the Policy for the portion of the death proceeds that is in excess of the Bank’s Interest in the Policy, but the Policy shall thereafter be promptly returned to the Bank.  Any indebtedness of the Policy will first be deducted from the proceeds payable to the Bank.  Also, any collateral assignment made by the Bank will be deducted from the proceeds payable to it.”

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to the Split-Dollar Agreement to be executed on the date set forth below.

NBT BANCORP INC.

July 28, 2014	By:	/s/ F. Sheldon Prentice
Date		Duly Authorized Officer of NBT Bancorp Inc.

NBT Bank, N.A., as Trustee

July 28, 2014	By:	/s/ F. Sheldon Prentice
Date		Duly Authorized Officer of NBT Bank, N.A.